As Filed with the Securities and Exchange Commission on January 16, 1998
                                                       Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ---------------
                      United Dominion Realty Trust, Inc.
            (Exact name of registrant as specified in its charter)




                    Virginia                            54-0857512

                 (State or other jurisdiction       (I.R.S. Employer of
               of incorporation or organization     Identification No.)


                              10 South 6th Street
                         Richmond, Virginia 23219-3802
                                (804) 780-2691
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                              KATHERYN E. SURFACE
                   Senior Vice President and General Counsel
                      United Dominion Realty Trust, Inc.
                              10 South 6th Street
                         Richmond, Virginia 23219-3802
                                 (804) 780-2691
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:
                          JAMES W. FEATHERSTONE, III
                               Hunton & Williams
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074
                                ---------------
        Approximate date of commencement of proposed sale to the public
  From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

 Title of Each Class                       Proposed Maximum
  of Securities to      Amount to be      Offering Price Per      Proposed Maximum          Amount of
   be Registered         Registered            Unit (1)      Aggregate Offering Price (1) Registration Fee (1)(2)
Common Stock,
  $1 par value......  10,000,000 shares         $14.375          $143,750,000                $42,406

-------------------------------------------------------------------------------
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(1) Determined pursuant to Rule 457(c).

(2) Pursuant to Rule 429, 953,447 shares of Common Stock are being carried forward from registration statement No. 333-15133. The amount of the registration fee associated with such shares that was previously paid with registration statement No. 333-15133 is $3,991.
     The prospectus included in this registration statement is a combined prospectus relating also to registration statement no. 333-15133. This registration statement also constitutes post-effective amendment no. 1 to registration statement no. 333-15133 and such post-effective amendment shall become effective concurrently with this registration statement in accordance with Rules 462 and 464. This registration statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement."
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [UNITED DOMINION LOGO]




                           Dividend Reinvestment and
                              Stock Purchase Plan



















                       Prospectus dated January 16, 1998

Prospectus
United Dominion Realty Trust, Inc.
Dividend Reinvestment and
Stock Purchase Plan

       Pursuant to its revised Dividend Reinvestment and Stock Purchase Plan (the "Plan"), United Dominion Realty Trust, Inc. (the "Company") hereby offers to holders of its Common Stock, $1 par value ("Common Stock"), 9 1/4% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock")and 8.60% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock," and together with the Series A Preferred Stock, "Preferred Stock") the opportunity to purchase, through reinvestment of dividends or by additional cash payments, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

       Dividends reinvested will be applied to the purchase of shares of Common Stock at 95% of Average Market Value (as defined in "Purchases and Price of Shares"). Participants may make additional optional cash payments of not less than $50 and not more than $25,000 per quarter; such payments will be applied to the purchase of shares at 97% of Average Market Value.

       This Prospectus relates to 14,000,000 shares of Common Stock that have been registered for sale under the Plan. Please retain this Prospectus for future reference.

       The executive offices of the Company are located at 10 South Sixth Street, Richmond, Virginia 23219-3802, its telephone number is (804) 780-2691 and its E-mail address is ir@udrt.com.
                        ------------------------------
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          -------------------------
       The date of this Prospectus is January 16, l998.

Available Information

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices in New York (Suite 1300, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661), and can also be inspected and copied at the offices of the New York Stock Exchange (the "NYSE") at 20 Broad Street, New York, New York 10005. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.


Incorporation of Documents by Reference

       The following documents (File No. 1-10524) filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) the Company's annual report on Form 10-K for the year ended December 31, 1996 filed on March 31, 1997; (ii) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997 filed on May 15, 1997, August 14, 1997 and November 14, 1997, respectively; (iii) the Company's Current Report on Form 8-K dated December 31, 1996, including the Company's Form 8-K/A No. 1 filed on
March 17, 1997; (iv) the Company's Current Report on Form 8-K dated July
1, 1997 filed on July 15, 1997, including the Company's Form 8-K/A No. 1 to Form 8-K dated July 1, 1997 filed on September 15, 1997; (v) the Company's Current Report on Form 8-K dated October 21, 1997 filed on November 5, 1997, including the Company's Form 8-K/A No. 1 to Form 8-K dated October 21, 1997 filed on December 31, 1997; and (vi) the description of the Common Stock contained in the Company's registration statement on Form 8-A dated April 19, 1990, filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

       Anyone receiving a copy of this Prospectus may obtain, without charge, a copy of any of the documents incorporated by reference, except for the exhibits, if any, to those documents. Mail or fax your request to United Dominion Realty Trust, Inc., 10 South Sixth Street, Richmond, Virginia 23219-3802, Attention: Investor Relations, fax number (804) 788-4607, or call
(804) 780-2691.


The Company

       The Company, founded in 1972, is a Virginia corporation that owns and operates income producing real estate, primarily apartments located within the Sunbelt region of the United States. The Company is operated in a manner intended to enable it to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code").


The Plan

       The Plan provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the Plan, you may purchase shares at 95% of Average Market Value, as defined below under "Purchases and Price of Shares," with reinvested dividends. You may also invest additional cash, making payments of not less than $50 or more than $25,000 per quarter, to purchase shares at 97% of Average Market Value. You receive free custodial service for the shares you hold through the Plan.

       Shares for the Plan will be purchased directly from the Company. Such shares will be previously unissued shares and will provide the Company with funds for general corporate purposes.


Eligibility

       Holders of record of Common and Preferred Stock are eligible to participate in the Plan with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the Plan, you must make appropriate arrangements with your broker or nominee.

       The Company may refuse participation in the Plan to shareholders residing in jurisdictions where shares offered pursuant to the Plan are neither registered under applicable securities laws or exempt from registration.


Administration

       Chase Mellon Shareholder Services, L.L.C. ("Chase Mellon"), Pittsburgh, Pennsylvania, is the Administrator of the Plan. The Plan Administrator holds certificates for shares held in your Plan account, keeps records and sends statements of your account to you. Shares of Common Stock purchased under the Plan are registered in the name of Chase Mellon or its nominee, as agent, and credited to the accounts of participants.


Enrollment

       You may join the Plan by signing the enrollment card enclosed with this Prospectus and returning it to the Company.

       Your participation in the Plan will begin with the first dividend payment after your signed card is received, provided your card is received on or before the record date established for that dividend. Record dates for Common Stock dividends are ordinarily on or about the 15th day of January, April, July and October; record dates for Series A Preferred Stock dividends are ordinarily on or about the first day of January, April, July and October; and record dates for Series B Preferred Stock dividends are ordinarily on or about the 15th day of February, May, August and November. If your enrollment card is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.


Costs

       Participants in the Plan pay no service charges or other fees for purchases made under the Plan. All costs of administration of the Plan are paid by the Company. If you terminate participation in the Plan or ask that your Plan shares be sold, you will pay certain charges as explained in "Termination of Participation" below.


Purchases and Price of Shares

       Common and Preferred Stock dividends, as well as any additional cash payments, will be invested on the date on which Common Stock dividends are paid each quarter (the "Investment Date"). Payment dates for Common Stock dividends are ordinarily on or about the last business day of January, April, July and October. Payment dates for Series A Preferred Stock dividends are the 15th day (or the next following business day if any such payment date is not a business day) of each January, April, July and October. Payment dates for Series B Preferred Stock dividends are the last day (or the next following business day if any such payment date is not a business day) of each February, May, August and November. Preferred Stock dividends will be held by the Company, without interest, until the Investment Date next following the date on which such dividends are paid and will then be invested. You become an owner of shares purchased under the Plan as of the Investment Date.

       Reinvested Dividends. You may elect dividend reinvestment with respect to any whole number of shares of Common and/or Preferred Stock registered in your name on the records of the Company. Specify on the enrollment card the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the Plan will be automatically reinvested. The number of shares purchased for you as a participant in the Plan depends on the amount of your dividends to be reinvested (less any required withholding tax) and the purchase price of the Common Stock. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price per share.

       Shares of Common Stock will be purchased for participants from the Company at a price per share equal to 95% of the Average Market Value of the Common Stock, which is the GREATER of (i) the average of the high and low sale prices of the Company's Common Stock on the NYSE on the Investment Date (or, if that is not a trading day, the next following trading day), or (ii) the average reported closing sale price (but not greater than 105% of (i) above) on the NYSE for the 10 trading days prior to the Investment Date. No shares will be purchased under the Plan at less than their par value ($1.00 per share).

       Optional Cash Purchases. As a Plan participant, you may make additional cash payments for the purchase of Common Stock. You may make additional cash payments regardless of whether you elect dividend reinvestment. Payments must be at least $50 and not more than $25,000 per quarter. You are not obligated to make any cash payments, and if you choose to do so, you need not pay the same amount each quarter. The price of shares purchased with additional cash payments will be 97% of Average Market Value.

       Cash payments must be received at least five business days before an Investment Date in order to be used to purchase shares on that Investment Date. Cash payments received fewer than five business days before an Investment Date will be held, without interest, until the next Investment Date. Any payments not yet invested will be refunded on written request therefor received by the Plan Administrator not later than five business days before the next Investment Date.

       You may make cash purchases when you join the Plan by enclosing a check or money order payable to the Company with the enrollment card. After you are enrolled, please use the form provided with your account statement when you make cash purchases.


Dividends on Shares Held in Plan

       Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to your Plan account. Dividends are paid on both full and fractional shares held in your account and are automatically reinvested.


Account Statements

       You will receive a statement of your account as soon as practicable after each Investment Date. The statements will contain a report of all transactions since the last statement, including information with respect to the number of shares allocated to your account, the amount of dividends received which are allocable to you, the amount of Common Stock purchased therewith and the price paid. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.


Certificates for Shares

       The certificates for shares purchased for your account will be held in the name of the Plan Administrator or its nominee. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan.

       Certificates for any number of whole shares credited to your account will be issued in your name upon your written request to the Plan Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the Plan Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the Plan, you will have the option of either (i) receiving a certificate for such whole number of shares or (ii) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company, and will be deducted from the sales proceeds. See "Termination of Participation." If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.


Termination of Participation

       You may discontinue reinvestment of dividends under the Plan with respect to any of your shares (other than shares held for your account in the Plan) at any time by notifying the Plan Administrator in writing. A notice of termination with respect to any shares which is received by the Plan Administrator after the record date for payment of dividends on such shares will not be effective until the next following dividend payment record date for shares of the same class.

       If you notify the Plan Administrator of your termination of participation in the Plan with respect to all of your shares (including shares held for your account in the Plan), or if your participation in the Plan is terminated by the Company, you may elect either (i) to receive a certificate for whole shares credited to your account under the Plan or (ii) to request that any shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. In either case you will be sent a check representing the value of any fractional share computed on the basis of the average of the high and low sale prices of the Common Stock on the NYSE on the date your account is terminated. Brokerage commissions on sales will not be paid by the Company, and will be deducted from the sales proceeds. In addition, if you terminate participation in the Plan with respect to all of your shares, you will be subject to a $5.00 service charge imposed by the Plan Administrator, which will not be paid by the Company.

       If the Company terminates the Plan, you will receive a certificate for the number of whole shares credited to your account under the Plan and a check for the value of any fractional share (computed as described in the preceding paragraph).

       If a participant moves his or her residence to a jurisdiction where shares offered pursuant to the Plan are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the Plan.


Suspension, Amendment and Termination of Plan

       The Board of Directors of the Company may suspend the Plan without prior notice to participants at any time and from time to time if the Board determines that the Average Market Value of the Common Stock is at a level making sales of shares pursuant to the Plan disadvantageous to the Company. Such determination may be based on any factor or factors deemed appropriate by the Board, including but not limited to inability of the Company to invest the proceeds of sale of Plan shares at a rate of return exceeding the cost to the Company of such shares. Unless sooner terminated or extended by the Board, suspension of the Plan will terminate on the record date for payment of Preferred Stock dividends that immediately precedes the second Investment Date following its initiation or extension. Dividends that would otherwise be invested during a period of suspension will be paid to participants in cash and cash payments received during a period of suspension will be refunded, without interest.

       The Board of Directors may also amend or terminate the Plan at any time, provided that no amendment made between a payment date for dividends on participating shares and the record date therefor may modify the terms of investment of such dividends on such dividend payment date. You will be notified if the Plan is terminated or materially amended. The Company may also terminate any participant's participation in the Plan at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a REIT under the Code.


Voting of Shares Held Under the Plan

       You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the Plan at the same time that you vote the shares registered in your name on the records of the Company.



Stock Dividends, Stock Splits and Rights Offerings

       Any stock dividends or splits distributed by the Company in respect of shares held in the Plan for you will be credited to your Plan account. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your Plan account.


Responsibility of the Plan Administrator and the Company Under the Plan

       The Plan Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's participation in the Plan upon such participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

       All notices from the Plan Administrator to a participant will be mailed to the participant at his or her last address of record with the Plan Administrator, which will satisfy the Plan Administrator's duty to give notice. Participants must promptly notify the Plan Administrator of any change in address.

       You should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.


Interpretation and Regulation of the Plan

       The Company reserves the right, without notice to participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.


Federal Income Tax Consequences of Participation in the Plan

       The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the

Plan and the disposition of any shares purchased pursuant to the Plan.

       Reinvested Dividends. When your dividends are reinvested to acquire shares of Common Stock (including any fractional share), you will be treated as having received a distribution in the amount of the average of the high and low sales prices of the Common Stock on the NYSE on the Investment Date (the "Tax FMV") multiplied by the number of shares of Common Stock (including any fractional share) purchased. Thus, for example, if $95 of your dividends are reinvested to purchase shares of Common Stock under the Plan having a Tax FMV of $100, you will be treated as having received a $100 distribution for federal income tax purposes. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution and the initial tax basis of shares you acquire with reinvested dividends will equal the Tax FMV of such shares.

       The holding period for shares acquired with reinvested dividends will begin the day after the Investment Date. A whole share resulting from the acquisition of two or more fractional shares on different Investment Dates will have a split holding period, with the holding period for each fractional component beginning the day after the Investment Date when the fraction was acquired.

       Optional Cash Payments. It is not entirely clear under current law how purchases of shares under the Plan with your optional cash payments should be treated for federal income tax purposes. The Company currently intends to take the position for reporting purposes that the purchase of shares with optional cash payments will result in a distribution to you for federal income tax purposes if the Tax FMV of such shares exceeds the purchase price of such shares taking into account the discount (the "Discount Price"). The amount of the distribution will equal the excess of the Tax FMV over the Discount Price. Thus, for example, if you make a $97 optional cash payment to purchase shares of Common Stock having a Tax FMV of $100, you will be treated as having received a $3 distribution for federal income tax purposes. The Company currently intends to take the position for tax reporting purposes that the amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution. Consistent with that position, your initial tax basis in a share acquired with an optional cash payment will be the greater of such share's Tax FMV or its Discount Price.

       The holding period for shares acquired with optional cash payments under the Plan will begin the day after the Investment Date on which such shares are purchased. A share consisting of fractional shares purchased on different Investment Dates will have a split holding period, with the holding period for each fractional component beginning the day after the Investment Date on which it was purchased.

       Receipt of Share Certificates and Cash. You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan Administrator sells your shares pursuant to your request upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your Plan shares as capital assets.


Indemnification of Directors and Officers of the Company

       Directors and officers of the Company shall be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them, except for matters as to which they are liable because of willful misconduct or a knowing violation of the criminal law, as provided in the Company's Articles of Incorporation and the Virginia Stock Corporation Act. This indemnification covers all costs and expenses reasonably incurred by a director or officer. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a shareholder or derivative proceeding.

       Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Securities Act") may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Experts

       The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



        The consolidated financial statements of South West Property Trust at December 31, 1996 and for each of three years in the period ended December 31, 1996 appearing in United Dominion Realty Trust's Current Report (Form 8-K/A No. 1) dated March 17, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

       The statements of rental operations of Anderson Mill Oaks Apartments, Pineloch Apartments, Post Oak Ridge Apartments, Seahawk Apartments, Tradewinds Apartments, Trinity Place Apartments, Stoneybrooke Apartments, Forest Creek Apartments, Lakeside Apartments, Lotus Landing Apartments, Mallards of Brandywine Apartments and Orange Oaks Apartments, included in the Company's current report on Form 8-K, dated July 1, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the reports respectively dated June 11, 1997, June 11, 1997, June 11, 1997, June 11, 1997, June 25,
1997,

June 25, 1997, June 25, 1997, June 25, 1997, August 7, 1997, August 7, 1997,
August 7, 1997, August 7, 1997, and August 7, 1997, of L.P. Martin & Company, P.C., independent auditors, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The statements of rental operations of Waterside at Ironbridge Apartments, Bammelwood Apartments, Braesridge Apartments, Camino Village Apartments and Pecan Grove Apartments, included in the Company's current report on Form 8-K, dated October 21, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the reports respectively dated November 14, 1997, November 20, 1997, November 20, 1997, November 20, 1997 and November 20, 1997, of L.P. Martin & Company, P.C., independent auditors, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.


Address of the Plan Administrator

       Optional cash payments, changes in name or address, notices of termination and requests for refunds of payments to purchase shares, certificates or the sale of shares held in the Plan should be directed to United Dominion Realty Trust, Inc., Dividend Reinvestment and Stock Purchase Plan, Chase Mellon Shareholder Services, L.L.C., P.O. Box 750, Pittsburgh, Pennsylvania 15230-9933.


Inquiries Regarding the Plan

       Please address questions about the Plan and your participation to United Dominion Realty Trust, Inc., 10 South Sixth Street, Richmond, Virginia 23219-3802, Attention: Investor Relations, fax number (804) 788-4607, or call (804) 780-2691.
                      ----------------------------------
       No person has been authorized to give any information or to make representations not contained in this Prospectus regarding the Company or the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall create an implication that information contained herein is correct as of any time subsequent to the date hereof.

To Join the Plan:

       (l) Complete this card. Be sure to include your social security or tax identification number and signature.

       (2) Staple or tape the card closed so that your signature is enclosed.

                      UNITED DOMINION REALTY TRUST, INC.
         DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ENROLLMENT CARD

     I hereby appoint Chase Mellon Shareholder Services, L.L.C. (or any successor) as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock and/or 9 1/4% Series A Cumulative Redeemable Preferred Stock and/or 8.60% Series B Cumulative Redeemable Preferred Stock of United Dominion Realty Trust, Inc. registered in my name as set forth below, and authorize Chase Mellon Shareholder Services, L.L.C., to apply such dividends, and/or any optional cash payments I may properly make, to the purchase of full shares and fractional interests in shares of the Company's Common Stock.
     I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying Chase Mellon Shareholder Services, L.L.C., in writing, of my desire to terminate my participation.


Please indicate your participation below:
[ ] Full dividend reinvestment on all shares of Common Stock.
[ ] Full dividend reinvestment on all shares of Series A Preferred Stock
[ ] Full dividend reinvestment on all shares of Series B Preferred Stock

[ ] Partial dividend reinvestment on ________ shares of Common
     Stock only

[ ] Partial dividend reinvestment on ________ shares of Series A
     Preferred Stock only

[ ] Partial dividend reinvestment on ________ shares of Series B
     Preferred Stock only.

[ ] Optional cash investment (enclosed): $________
     (Must be at least $50 and not more than $25,000)

         Return this card only if you wish to participate in the Plan.


     __________________________________________________________
     Please Print Name(s) as Shown on Stock Certificate



     __________________________________________________________
     Signature(s)



     __________________________________________________________
     Signature(s)



     ____________  ____________________________________________
     Date          Social Security or Tax Identification Number


If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the Plan.

           Reverse side of card is self-addressed, postage-paid card.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the offering are as follows:


       Securities and Exchange Commission registration fee   $12,557
       Accounting fees and expenses   .....................    5,000
       Legal fees and expenses  ...........................   10,000
       Printing expenses  .................................   25,000
       Miscellaneous   ....................................      443
        Total .............................................  $53,000

Item 15. Indemnification of Officers and Directors

     Directors and officers of the Company may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a director or officer. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may under certain circumstances eliminate the liability of directors and officers in a shareholder or derivative proceeding.

     If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.


Item 16. Exhibits




      2         Agreement and Plan of Merger dated as of October 1,1996, between the Company, United Sub, Inc., and South West Property Trust Inc. (filed as Exhibit 2(a) to the Company's Form S-4 Registration
                Statement, filed with the Commission on October 9, 1996 (File No. 333-13745), and incorporated by reference herein)
      4(a)      Specimen Common Stock certificate (filed as Exhibit 4 (i) to the Company's Annual Report on Form
                10-K for the year ended December 31, 1993 (File No. 1-10524), and incorporated by reference herein)
      4(b)      Restated Articles of Incorporation
      4(c)      Restated Bylaws (filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1997 (File No. 1-10524) and incorporated by reference herein)
      4(d)      Loan Agreement dated as of November 7, 1991, between the Company and Aid Association for
                Lutherans (filed as Exhibit 6(c)(1) to the Company's Form 8-A Registration Statement dated April 19,
                1990 (File No. 1-10524), and incorporated by reference herein)
      4(e)      Note Purchase Agreement dated as of January 15, 1993, between the Company and CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company, Connecticut General
                Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North
                America, Principal Mutual Life Insurance Company and Aid Association for Lutherans (filed as
                Exhibit 6(c)(5) to the Company's Form 8-A Registration Statement dated April 19, 1990 (File No.
                1-10524), and incorporated by reference herein)
      5         Opinion of Hunton & Williams
     23(a)      Consent of Ernst & Young LLP--Richmond, Virginia
     23(b)      Consent of Ernst & Young LLP--Dallas, Texas
     23(c)      Consent of L. P. Martin & Company, P.C.
     23(d)      Consent of Hunton & Williams (included in Exhibit 5)
     24         Power of Attorney (located on the signature page of this Registration Statement)

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 16th day of January, 1998.


                                        UNITED DOMINION REALTY TRUST, INC.



                                        By:  /s/ John P. McCann
                                           ----------------------------------

                                           John P. McCann
                                           Chairman of the Board, President
                                           and Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 16, 1998. Each of the undersigned officers and directors of the registrant hereby constitutes John P. McCann, James Dolphin and Katheryn E. Surface, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.



                 Signature                              Title and Capacity
-------------------------------------------  -----------------------------------------
             /s/ John P. McCann              Chairman of the Board, President,
       ----------------------------------    Chief Executive Officer (Principal
               John P. McCann                Executive Officer) and Director


              /s/ James Dolphin              Executive Vice President, Chief
       ----------------------------------    Financial Officer (Principal Financial
                 James Dolphin               Officer) and Director

             /s/ Jerry A. Davis              Vice President and Controller (Principal
       ----------------------------------    Accounting Officer)
               Jerry A. Davis
                                             Vice Chairman of the Board, Executive
       ----------------------------------    Vice President and Director
              John S. Scneider

             /s/ Jeff C. Bane                Director
       ----------------------------------
               Jeff C. Bane
                                             Director
       ----------------------------------
              R. Toms Dalton, Jr.

             /s/ Barry M. Kornblau           Director
       ----------------------------------
              Barry M. Kornblau
                                             Director
       ----------------------------------
              John C. Lanford

                 Signature                    Title and Capacity
-------------------------------------------  -------------------
              /s/ H. Franklin Minor          Director
       ----------------------------------
               H. Franklin Minor
                                             Director
       ----------------------------------
               Lynne B. Sagalyn
                                             Director
       ----------------------------------
               Mark J. Sandler
                                             Director
       ----------------------------------
              Robert W. Scharar

          /s/ C. Harmon Williams, Jr.        Director
       ----------------------------------
           C. Harmon Williams, Jr.

                                 EXHIBIT INDEX




   Exhibit
--------------
        2        Agreement and Plan of Merger dated as of October 1, 1996, between the Company,
                 United Sub, Inc., and South West Property Trust Inc. (incorporated by reference)
        4(a)     Specimen Common Stock certificate (incorporated by reference)
        4(b)     Restated Articles of Incorporation
        4(c)     Restated Bylaws (incorporated by reference)
        4(d)     Loan Agreement dated as of November 7, 1991, between the Company and Aid
                 Association for Lutherans (incorporated by reference)
        4(e)     Note Purchase Agreement dated as of January 15, 1993, between the Company and
                 CIGNA Property and Casualty Insurance Company, Connecticut General Life
                 Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual
                 Life Insurance Company and Aid Association for Lutherans (incorporated by reference)
        5        Opinion of Hunton & Williams
       23(a)     Consent of Ernst & Young LLP--Richmond, Virginia
       23(b)     Consent of Ernst & Young LLP--Dallas, Texas
       23(c)     Consent of L. P. Martin & Company, P.C.
       23(d)     Consent of Hunton & Williams (included in Exhibit 5)
       25        Power of Attorney (included on signature page)